Exhibit 99.2

Conference Call Presentation

October 25, 2017

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain "forward-looking statements" relating to Flux’s business, that are often identified by the use of "believes," "expects" or similar expressions. Forward-looking statements involve a number of estimates, assumptions, risks and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include the development and success of new products, projected sales, the Company’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance of current and new products. Actual results could differ from those projected due to numerous factors and uncertainties. Although the Company believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, the Company can give no assurance that such statements will prove to be correct, and that the Company’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this presentation, and the Company assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Opening Remarks

Thank you and thanks to all those joining us today. The purpose of today’s call is to update shareholders on the Company and its recent progress and to take your questions. Additionally, we issued a news announcement this morning which provided an overview of recent highlights in major account sales, product development, enhancements made to ours sales team and strategy over the past six months and OEM relationships.

The key message today is that Flux is finally in the beginning of a significant sales ramp as the forklift industry is now ready to embrace lithium battery power as a viable alternative to lead acid batteries. Flux made mention earlier this morning of a few significant orders plus another large order on the horizon which I plan to elaborate on today. Based in part on our first mover position in a multi-billion dollar and well-defined market and very positive customer feedback, I have never felt more optimistic about Flux’s future.

We have made slow but steady progress the last several years to get to this point in our sales ramp. With the financial support of our major shareholder, Flux has been able to continue to advance our products, technology, production capabilities, and our customer, OEM and distribution relationships to this point and are now on the brink of new product launches to offer a full product line of lithium battery packs for forklifts, which is an $8 billion addressable market for us.

The purchase order announced today is but some of the evidence that the material handling industry has begun to embrace the operational and financial benefits of Flux lithium packs. We are seizing a ready-made opportunity based on the material handling industry’s appreciation for any solution that improves efficiency and margins.

So, let me briefly touch on the items announced in our release today and then provide some additional perspective on our efforts, goals and expected milestones over the next few quarters.

Beverage

Most significantly, after more than three years of piloting, dialogues and small orders, a leading global beverage company issued Flux a $550,000 purchase order for our LiFT Pack to power their Class 3 Walkie pallet jack forklifts.

We are in advanced discussions for a similarly sized follow on order for early in calendar 2018.

Flux is equipped to fill this order with existing inventory.

The PO eclipses all of our previous orders by 7-fold and sets us up for a very significant revenue improvement over fiscal 2017.

Our experience has shown, including this customer, that large organizations with rigorous supply chains and risk management practices are deliberate in taking their time to study and review new products such as lithium battery packs.

While we believe our recent orders should help accelerate our sales cycle, we expect some new customers to proceed in a cautious manner as they gain comfort with deploying a new solution and working with a new supplier.

Two other factors of importance underlie this sale – the customer has done exhaustive work on all aspects of our product, its deployment and the financial ramifications – and following this review decided to move forward with Flux.

Importantly we also had the help of a leading forklift OEM – who worked closely with the beverage company and Flux to support the order.

The packs will be deployed in various locations across the country.

We believe this customer’s large order will influence other large companies to follow suit, as there are numerous other companies with large forklift fleets that have made modest purchases from us to date.

Let me turn to the other customer we announced in today’s release:

Food Distributor

We recently received a $100,000 purchase order for walkie LiFT Packs from a leading natural food distributor with almost $10 billion in annual revenue.

This customer is the quintessential Flux LiFT Pack user as they deliver products every day to conventional supermarkets, specialty food stores and independent retailers and therefore appreciate the durability and reliability of our LiFT Packs.

Their initial order touches just one of approximately 20 nationwide distribution depots – so the long-term potential of this customer is quite significant.

This customer has been developed by one of our large battery distributor partners on the east coast.

I would now like to introduce our National Sales Director, Tod Kilgore, who will provide a few highlights regarding our progress on sales.

Sales Team

Our sales traction is not by accident, as it reflects revamping of our sales strategy and building a new sales team with 4 proven performers from the industry.

I joined the Flux Power organization late spring and have led the sales restructuring including two new regional sales managers, mentioned in our press release this past week. I am very pleased with our new hires who bring extensive industry training, relationships, and expertise to our organization. Our strong focus on fortune 500 companies with large fleets and our distribution network is starting to pay-off in great demands.

Our sales coverage is based on 4 geographic locations within the country East / West / Midwest / and Southern region. We ran a very lean operation for a several years, but Flux now has experienced sales personnel and the right resources in place to advance dialogue with large accounts.

These relationships across the industry are proving invaluable in helping us break into the industry and get full attention of decision makers and understanding the needs of our customers.

I should point out that our new sales team comes from very successful organizations with credibility. They have joined us based on the technology of lithium and the strength of Flux Power.

OEM Relationship

As we have mentioned in the past, three of the large OEMs have approved our packs for use on their equipment. We are working on enhancing those relationships with developments to be implemented in the near future.

Many of the large forklift customers and OEMs have patiently studied different alternative power options for a few years but many signs indicate the battery market is at a turning point for acceptance of lithium as a viable battery option for their electric forklift fleets.

Major customers have also made it clear to Flux and the OEMs that they prefer to deal with a limited number of vendors to outfit their forklift fleets. We know that simplifying complex logistics and procurement policies is crucial to running cost effective business. Having shipped about 1,000 Flux LiFT Packs for the Class 3 walkie pallet jack market, we are nearing commercial production for LiFT Packs built for the large “sit-on” Class 1 & 2 markets. To that end, we believe having a full product line will strengthen the attractiveness of doing business with Flux and offer customers a trusted source of expertise on new lithium technology.

As mentioned in the press release this morning, our ISO 9001 audits have been approved and we are awaiting issuance of the certificate. I am pleased we were able to accomplish requirements within a 4-month effort, a relatively short time, as a testament to our level of processes and infrastructure we have built. As many of you know, ISO 9001 and its ongoing audits are an important path to ensuring high levels of quality.

And with those prepared remarks, let’s turn the call over to the operator to open the call for questions.

Closing

Thank you again for joining today’s call. We plan to keep investors updated via regular quarterly releases and announcements but do not yet plan to initiate quarterly conferences calls at this time. Of course, we are always available to speak with investors, and I ask you to set up calls with me via our Investor Relations team of Chris Eddy and David Collins at Catalyst Global – you can reach them at 212 924 9800.

Finally, we do plan to present at the LD Micro Conference again this year in December in Los Angeles.

I hope to see some of you at that event.

Thank you and this concludes the call.